ASSET INCOME FUND V, L.P.

SQN Asset Income Fund V, L.P.

Portfolio Overview

Fourth Quarter 2018



Table of Contents

Company Overview

Company:

SQN Asset Income Fund V, L.P.
Formed in Delaware on January 14, 2016

SEC Registered Investment Manager:

Arboretum Investment Advisors, LLC
Formed in Delaware on March 3, 2016

Company Overview

Our Business:

Our principal investment strategy is to invest in business-essential, revenue-producing (or cost-saving) equipment and other physical assets with high in-place value and long, relative to the investment term, economic life and project financings. We expect to achieve our investment strategy by making investments in equipment already subject to lease or originating equipment leases in such equipment, which will include: (i) purchasing equipment and leasing it to third-party end users; (ii) providing equipment and other asset financing; (iii) acquiring equipment subject to lease and (iv) acquiring ownership rights (residual value interests) in leased equipment at lease expiration. From time to time, we may also purchase equipment and sell it directly to our leasing customers.

The life cycle of our fund is divided into three distinct stages: (i) the Offering Period, (ii) the Operating Period and (iii) the Liquidation Period. Our Offering period commenced on August 11, 2016 and we have elected to close on March 31, 2019.

We have been approved for sale under Blue Sky regulations in 49 states and the District of Columbia.

During the Offering Period it is anticipated that the majority of our cash inflows will be derived from financing activities and be the direct result of capital contributions from Limited Partners.



Portfolio

As of December 31, 2018, our portfolio consisted of:

Borrower: Evolution Completions, Inc. & Evolution Management, Inc.

Investment Amount: $1,700,000

Term: 36 months

Asset Collateral: All asset lien including oilfield services equipment, A/R & Inventory, personal guaranty of owner

Deal Overview:

Purchase of assets and master service agreements of a dissolving firm (non-market related closure) that offers services in a market where Evolution Completions and Evolution Management, together the Borrowers, have no presence. The Borrowers provide oilfield tools and services in two major U.S. oil basins (Bakken & Nibora) and will be expanding to another (Andarko). The new equipment will allow the Borrowers to offer new complementary services in both current and new markets, paving the way for increases in market share and growth potential. The transaction is collateralized by a first position lien on all the Borrowers' assets, including equipment (current and acquired), accounts receivables (from strong credits within the Oil & Gas sector), and all inventory. The transaction is estimated to have a strong loan-to-value ratio of 50%, calculated by conservatively discounting the equipment to liquidation value, accounts receivable to 75% of eligible receivables and inventory to 25% of book value.

Borrower: Hydroprime Equipment LLC

Investment Amount: $500,000

Term: 36 months

Asset Collateral: Water Pumps

Deal Overview:

Investment in Generac water pumps, which are business essential, revenue generating assets for the Company. Hydroprime is currently renting water pumps to meet strong customer demand driven by strong regional economic conditions. Equipment acquired under the proposed lease shall replace the equipment that it is currently renting. Founded in 2016, Hydroprime provides equipment sales, service, rentals, and custom fabrication for a wide range of industries in Texas and the Gulf of Mexico states, with their largest customers in the oil and gas industry. Rentals are Hydroprime's primary source of revenue and water pumps have the largest equipment demand at the moment. Other rental equipment includes light towers, filter pods, generators, trailers, fuel tanks and utility carts. The acquired equipment will be immediately sent to job sites and replace equipment that it is currently renting. The Company will be able to improve operating margins as it will be less expensive to acquire the equipment under the proposed terms than it is to rent.

Borrower: Imfesa Air Services SRL | **Investment Amount:** $600,000

Term: 36 months | **Asset Collateral:** Eurocopter EC120B & Airbus EC130-B4

Deal Overview:

Investment in Imfesa's acquisition of a 7th helicopter, a Eurocopter EC120B, to be deployed under a new contract with one of the leading cruise lines, generating immediate revenue for Imfesa. Imfesa is an aviation management company that leases, maintains, and sells aircraft to individuals and corporations. The Company currently operates 7 helicopters serving areas in the Dominican Republic, Puerto Rico, Haiti, and Southern Caribbean. The transaction's collateral consists of the acquired 7th helicopter along with a second helicopter owned by Imfesa, a 2006 Airbus Helicopter EC130-B4. An independent appraisal reported a Fair Market Value of $1.96MM for the two helicopters combined. The appraised values represent a LTV ratio of 0.31x resulting in a significantly over-collateralized transaction.

Borrower: Manus Bio, LLC | **Investment Amount:** $1,500,000 (part of investor syndicate)

Term: 36 months | **Asset Collateral:** All assets, including Manufacturing Plant & Equipment, A/R and Inventory

Deal Overview:

Investment in a business essential manufacturing plant and its equipment located in Augusta, Georgia. The plant was originally built by Monsanto at a cost of over $100mm, is highly specialized and geared towards the processes Manus will be performing. Some of the equipment was the biggest ever designed in the United States (fermentation tanks). Manus Bio utilizes patented microbe procedures and technology to produce fragrances, food ingredients, cosmetics, pharmaceuticals, and related products. The technology creates ingredients that are more economically and environmentally sustainable compared to current alternatives. Manus Bio's patent portfolio has protection through 2030. The Fund has a first lien position in the purchased plant, the land, and Manus Bio's IP portfolio.

Borrower: MBI Energy Services, Inc. | **Investment Amount:** $1,728,760

Term: 36 months | **Asset Collateral:** Water Pumps and Generators

Deal Overview:

Investment in Apex pumps and generators, which are used to move water from local sources to job sites. Typically jobs will last around 30 days, but can go longer depending on the site. The pumps typically have a useful life of approximately 7 to 10 years, but this figure depends on the overall usage. This equipment is essential to operations for MBI and was being rented prior to the Fund's financing. Founded in 1979, MBI is a leading provider of water management logistics and well-intervention services, as well as the largest fluid-hauling service company in the Williston Basin. Their logistics services include water trucking, oil hauling, waste management, winch, flatbed, and rentals. In April 2018 MBI was purchased by Cerberus Capital Management, a global leader in alternative investing which specializes in providing both financial resources and operating expertise to help companies grow and become even more successful. This acquisition shows Cerberus continues to see value in MBI's business model and has made a commitment to MBI's future growth.

Borrower: OmniGuide Holdings, Inc. **Investment Amount:** $673,710

Term: 42 months **Asset Collateral:** Surgical Tools Manufacturing Equipment

Deal Overview:

Investment in two pieces of equipment, a Draw Tower and a Thermal Evaporation System, that are directly responsible for the production of OmniGuide's core product, a specialized instrument used in electro-surgeries called "fibers", which were responsible for 75% of OmniGuide's revenue in 2017. With OmniGuide's fiber solution comprising so much of company revenue these assets are deemed business critical. In addition, both assets have a longer useful life than the Fund's financing. OmniGuide provides surgical tools relating to minimally invasive surgeries, robotic surgeries, and specific tissues operations such as cutting, coagulating, and sealing tissue. In an environment of growing healthcare needs OmniGuide offers cutting edge solutions allowing medical treatments to reach new heights.

Borrower: Medversant Technologies, LLC **Investment Amount:** $1,175,720

Term: 36 months **Asset Collateral:** Information Technology Equipment

Deal Overview:

Investment in new servers, switches, and support components replacing previous five year old equipment. The equipment is required to support Medversant's strong growth as the servers are critical to the management of client's documents and data. Medversant Technology LLC is a healthcare information technology company that provides information management solutions for healthcare administration, serving health plans, hospitals, government agencies, and other healthcare organizations. Medversant's solutions cut costs and improve data quality while increasing provider collaboration, promoting decreased liability exposure and improving patient care. The services are provided through a Web-based platform, which creates greater transparency and seamless service delivery. Due to the business essential nature of the equipment, the Fund's risk is mitigated in the event that the Company encounters cash flow problems as Medversant, in order to remain operational, will have to pay the Fund over non-core and/or non-revenue generating assets.

Borrower: Acoustiguide, Inc. **Investment Amount:** $1,175,720

Term: 36 months **Asset Collateral:** Multimedia Equipment, contract pledge

Deal Overview:

Investment in multimedia equipment (Opus+ units and other related equipment) utilized to fulfill a five year contract with the Statue of Liberty Ellis Island Foundation (SOLEIF). The equipment is business-essential and is utilized by the visitors to the landmark sites on a daily basis. There are currently over 50,000 Opus+ devices being utilized today throughout the world. Acoustiguide has over 25 years of experience providing multimedia content and applications for visitors to museums and venues that garner a large number of visitors and sightseers. Customers include notable sites such as the 9-11 Memorial, The Art Institute of Chicago, The Metropolitan Art Museum, The Guggenheim and the Asian Art Museum of San Francisco, to name a few. In addition, the Company has recently won contracts to provide its services to the Statue of Liberty and Ellis Island Foundation ("SOLEIF") and Alcatraz. The facility is supported by the guaranty of Acoustiguide's parent, Espro InformationTechnologies and a pledge of the SOLEIF contract.

Borrower: Opus Virtual Offices, LLC | **Investment Amount:** $245,000

Term: 24 months | **Asset Collateral:** Information Technology, Furniture Fixtures & Equipment

Deal Overview:

Investment in business essential hardware and software that allows Opus to expand product offerings and continue to scale the business as they onboard new customers. Additional collateral includes second lien on all assets of the company consisting of Information Technology, Furniture, Fixtures & Equipment, and Telecommunications equipment. The new equipment and software will allow Opus to handle a customer increase of 300%. In addition, the expanded product offering will create new areas of revenue as Opus can offer more features to their clients. Opus Virtual Offices provides virtual receptionist and physical address services for small businesses in almost all major cities throughout the US. Opus allows its clients to operate their business while maintaining a professional presence. The call answering service is offered at a competitive price while also offering physical mailing and office address options.

Borrower: Waples Precision Services, LLC | **Investment Amount:** $2,076,000

Term: 42 months | **Asset Collateral:** Fabrication and Robotics Equipment

Deal Overview:

Investment in metal fabrication equipment, lathe, robotics and precision inspection equipment. The new equipment is an upgrade from existing machinery, which has been in place for approximately ten years. New equipment significantly improves operating efficiencies and profitability margins. SQN Fund V has a first priority lien on financed equipment. The collateral has a long useful life in excess of 15 years, and an active secondary market. Waples provides custom metal fabrication for commercial and machining markets in the North Central Texas region primarily for the energy mining, and aerospace industries. The company provides machining, laser cutting, welding, shearing, breaking, and assembly services along with other services requested by clients. Waples was formed by combining a number of diverse, successful manufacturers. This has resulted in a full service facility with a wide variety of manufacturing capabilities. The company experienced an internal turnaround in late 2018 resulting in the Fund amending and restructuring the lease.

Borrower: Shale Energy Support, LLC | **Investment Amount:** $940,000

Term: 60 months | **Asset Collateral:** Nordco Rail Car Movers

Deal Overview:

Investment in two Nordco rail car movers that are business essential. The two movers are an upgrade from the Company's existing single smaller mover and will allow it move heavier loads (more rail cars per load), thus creating operating efficiencies and improving profitability. The need for the movers is driven directly by signing of new long term contracts. The equipment has an economic life of 10-15 years, providing the Fund with significant and improving collateralization as lease payments are received. The equipment has a strong secondary market and can be utilized by any rail operating business. Founded in 2015, Shale Energy Support LLC operates a wet mine and associated drying facilities in Mississippi as well as a railyard.

Borrower: Dae Sung, LLC **Investment Amount:** $499,690

Term: 36 months **Asset Collateral:** Agricultural Equipment, personal guaranty of CEO

Deal Overview:

Investment in business essential agricultural equipment to expand an agricultural initiative located in California. In addition to the equipment collateral, the facility is supported by an unlimited personal guarantee from the CEO. Borrower is a diversified business generating consistent EBITDA positive cash flow from operations and the company does not have any other existing long term debt. Dae Sung provides a variety of contracting services to federal & commercial clients, including facility support & maintenance, bulk fuel storage, aircraft refueling, flight simulator training & maintenance, construction management, mail distribution and administration support. Clients of Dae Sung include the U.S. Air Force, U.S. Army, U.S. Navy, Inland Revenue Service, General Service Administration and the Defense Logistics Agency. Dae Sung is a member of the Mandaree Enterprises LLC family of companies, wholly owned by the Three Affiliated Tribes located on the Fort Berthold Indian Reservation in North Dakota.

Borrower: Western Distribution Services, LLC **Investment Amount:** $1,184,850

Term: 36 months **Asset Collateral:** Warehouse Racking System

Deal Overview:

Investment in business essential warehouse racking that is fundamental to the operation of the Company's new state of the art cold storage facility. The management team has a strong history of successfully operating cold storage facilities in the Seattle-Tacoma metropolitan region of NW Washington. This facility provides both short and long term storage for dry, chilled and frozen goods. It specializes in the storage of goods to be exported out of the United States by air & sea, with a focus on perishable goods such as Alaskan salmon and cherries that are flown to consumer markets in Asia. The equipment has an expected useful life well in excess of the 36 month term. The transaction was structured with front loaded amortization, resulting in approximately 60% of the principal repaid in the first year.

Borrower: Shri Shri Corp, a Subway Franchisee **Investment Amount:** $150,000

Term: 48 months **Asset Collateral:** All Asset Lien, including Furniture Fixtures & Equipment, personal & corporate guarantees

Deal Overview:

Investment in business essential equipment, fittings and furnishings for a Subway franchise located in Port Washington, New York. With over 26,000 locations, Subway is the largest restaurant chain in the United States and is known for their range of affordable sandwiches. Located within Soundview Marketplace, this established mall location is anchored by well-known tenants including Rite Aid and a new Target. The borrower of the Company has successfully managed multiple Subway locations on Long Island, NY for a decade. Collateral for the loan comprises a blanket asset lien on the Port Washington restaurant along with a corporate guarantee and unlimited personal guarantees by the owners of the Subway franchises.

Borrower: Avenues World Holdings, LLC **Investment Amount:** $578,020

Term: 36 months **Asset Collateral:** Information Technology Equipment

Deal Overview:

Investment in business-essential classroom IT equipment for an elite private preparatory school located in New York, NY. All classes are taught utilizing MacBook Air computers and iPads, which are designed to replace textbooks with digital books – amalgamating education and technology on an individual basis according to the student's level and needs. The investment is in equipment that is critical to the implementation and success of this teaching concept. The school's IT department is Apple-certified in the repair and service of this equipment, with any replacement costs to be borne by the parents of the students in order to ensure the equipment's maintenance through the term of the financing. The investment will be returned in full during the term, while the transaction will provide additional residual upside to the Fund through Avenues' purchase of the equipment at the end of the term or a secondary market sale in the event the equipment is returned.

Borrower: Hudson Arts & Science Charter School Inc., an iLearn School **Investment Amount:** $357,020

Term: 36 months **Asset Collateral:** School Furniture Fixtures and Equipment

Deal Overview:

Investment in business essential classroom and school equipment to a charter school in New Jersey that is part of the iLearn Schools Network, a non-profit entity that is comprised of multiple separate charter school districts, focusing on the Science, Technology, Engineering, Arts and Math Program (STEAM). The current management team has been successfully operating charter schools in New Jersey since 2007. All schools operated by iLearn are publicly funded and tuition free. The equipment collateral has a strong in-place value for the school and a useful life in excess of the financing term. This particular school has been granted a four-year contract to operate through June 30, 2020, exceeding the life of the Fund's transaction.

Borrower: ADF Restaurant Group, LLC, a Pizza Hut Franchisee **Investment Amount:** $449,440

Term: 36 months **Asset Collateral:** Pizza Ovens

Deal Overview:

Investment in business essential equipment for one of the nation's largest retail food franchise operations that currently owns and operates 205 Pizza Hut and Kentucky Fried Chicken restaurants in the Northeast and Mid-Atlantic regions of the United States. The investment consists of 17 double gas 40" pizza ovens with good in-place value and a useful life far in excess of the 36 month term. The company has a strong track record and the operational backing of its franchisor. In the event of a liquidation, the Fund has a first priority security interest in the 17 ovens collateralizing this transaction.

Portfolio Updates

Ardiente

Borrower:	Old City Pretzel Co, LLC (d.b.a. Ardiente)	**Investment Amount:**	$88,000
Contract Status:	Early Buyout	**Cash Received:**	$107,170
Term:	36 months	**Asset Collateral:**	Restaurant Equipment

Deal Overview:

On May 14, 2018, the Partnership received cash proceeds of $99,162 as an early buyout to pay off the asset backed equipment finance lease. This resulted in a cash gain of $19,170.

The investment was in restaurant-essential equipment including food storage pieces, cooking appliances, and electronic point-of-sale systems.

Latshaw DRILLING

EMM Asia Fund I, L.P.

Borrower:	EMM Asia Fund I L.P.	**Investment Amount:**	$2,800,000
Contract Status:	Matured	**Cash Received:**	$2,954,000
Term:	Bridge Loan	**Asset Collateral:**	Drilling Rig System, Safe Span, and other equipment

Deal Overview:

On February 6, 2018, the Partnership received cash proceeds of $2,828,000 as payment in full of the asset backed equipment loan. This resulted in a cash gain of $154,000. The investment was in a 500HP AC Ideal Walking Rig System & ancillary equipment.

Performance

From August 11, 2016 through December 31, 2018, the Partnership admitted 446 Limited Partners with total capital contributions of $19,369,803 resulting in the sale of 1,936,980.32 Units. The Partnership received cash contributions of $18,801,749 and applied $568,054 which would have otherwise been paid as sales commission to the purchase of 56,805.47 additional Units.

Our revenue for the years ended December 31, 2018 and 2017 are summarized as follows:

	Year Ended December 31, 2018		Year Ended December 31, 2017	
REVENUE				
Rental income	$	109,024	$	109,024
Finance income		862,809		81,709
Interest income		246,192		110,365
Other income		10,527		600
Total Revenue		**1,228,552**		**301,698**

For the year ended December 31, 2018, we earned $109,024 in rental income from five operating leases of pizza ovens equipment. We received monthly lease payments of approximately $2,188,000 and recognized $862,809 in finance income from 13 finance leases during the same period. We also recognized $246,192 in interest income from collateralized loans receivable during the same period. As we acquire finance leases and operating leases, and as we participate in additional financing projects, we believe our revenue will steadily grow during 2019.

Performance

Our expenses for the years ended December 31, 2018 and 2017 are summarized as follows:

		Year Ended December 31, 2018		Year Ended December 31, 2017
EXPENSES				
Management fees - Investment Manager	$	750,000	$	750,000
Depreciation		95,604		95,601
Professional fees		310,377		349,390
Administration expense		199,964		242,939
Other expenses		11,785		15,371
Total Expenses		**1,367,730**		**1,453,301**

For the year ended December 31, 2018, we incurred $1,367,730 in total expenses. We paid $750,000 in management fees to our Investment Manager during the year ended December 31, 2018. We pay our Investment Manager a management fee during the Operating Period and the Liquidation Period equal to the greater of (i) 2.5% per annum of the aggregate offering proceeds, payable monthly in advance or (ii) $62,500 per month. We recognized $95,604 in depreciation expense and $199,964 in administration expense. Administration expense mainly consists of expenses paid to the fund administrator. We also incurred $310,377 in professional fees, which were mostly comprised of fees related to compliance with the rules and regulations of the SEC and consulting services. As the size and complexity of our activities grow, we expect that our professional fees will increase accordingly.

Net Loss

As a result of the factors discussed above, we reported a net loss for the year ended December 31, 2018 of $139,178 as compared to a net loss of $1,151,603 for the year ended December 31, 2017.

Our General Partner anticipates that during our early years, income taxes on distributions to you and to our other limited partners will be, to an extent, tax-deferred by operating losses and depreciation deductions available from the portion of our equipment leased to third party end users under our operating leases, but not under its full payout leases or other investments.[1]

[1]From Q&A section on page XIII of the SQN Asset Income Fund V, L.P. Prospectus

Distributions

During our Operating Period, we intend to pay cash distributions on a quarterly basis to our Limited Partners at 1.5% per quarter, the equivalent rate of 6.0% per annum, of each Limited Partners' capital contribution (pro-rated to the date of admission for each Limited Partner). Since June 30, 2017, our distribution rate has been 6.5% annually, paid quarterly at 1.625%, of capital contributions. Beginning as of March 31, 2018, we increased our distribution to 7.0% annually, paid quarterly at 1.75% of capital contributions. Beginning as of June 30, 2018, we increased our distribution to 7.5%, paid quarterly at 1.875% of capital contributions. Beginning as of September 30, 2018 we increased our distribution to 8.0%, paid quarterly at 2.00% of capital contributions.

The amount and rate of cash distributions could vary and are not guaranteed. During the year ended December 31, 2018, we made quarterly cash distributions to our Limited Partners totaling approximately $959,000, and we accrued $370,290 for distributions due to Limited Partners which resulted in a distributions payable to Limited Partners of $370,290 at December 31, 2018. During the year ended December 31, 2017, we made quarterly cash distributions to our Limited Partners totaling approximately $330,000, and we accrued $181,062 for distributions due to Limited Partners which resulted in a distributions payable to Limited Partners of $181,062 at December 31, 2017.

At December 31, 2018 and 2017 we declared and accrued a distribution of approximately $11,481 and $4,701, respectively, for distributions due to our General Partner which resulted in distributions payable to our General Partner of approximately $16,583 and $5,102 at December 31, 2018 and 2017, respectively.

Financial Statements

Consolidated Balance Sheet (audited)		For the Year Ended December 31, 2018		For the Year Ended December 31, 2017
ASSETS				
Cash and cash equivalents	$	3,192,541	$	2,036,337
Investments in finance leases, net		8,058,033		2,032,092
Investments in equipment subject to operating leases, net		127,498		223,102
Collateralized loans receivable, including accrued interest of $657 and $28,997		3,318,420		3,880,331
Other assets		348		28,061
Total Assets	$	14,696,840	$	8,199,923
LIABILITIES AND PARTNERS' EQUITY				
LIABILITIES:				
Accounts payable and accrued liabilities	$	125,419	$	103,158
Funding liability for collateralized loans and leases		81,872		-
Distributions payable to Limited Partners		370,290		181,062
Distributions payable to General Partner		16,583		5,102
Deferred revenue		251,948		49,619
Total Liabilities		**846,112**		**338,941**
PARTNERS' EQUITY (DEFICIT):				
Limited Partners		13,882,867		7,880,248
General Partner		(32,139)		(19,266)
Total Equity		13,850,728		7,860,982
Total Liabilities and Partners' Equity	$	14,696,840	$	8,199,923

*The accompanying notes are an integral part of these consolidated financial statements.

Financial Statements

Consolidated Statement of Operations (audited)		For the Year Ended December 31, 2018		For the Year Ended December 31, 2017
REVENUE				
Rental income	$	109,024	$	109,024
Finance income		862,809		81,709
Interest income		246,192		110,365
Other income		10,527		600
Total Revenue		**1,228,552**		**301,698**
EXPENSES				
Management fees - Investment Manager	$	750,000	$	750,000
Depreciation		95,604		95,601
Professional fees		310,377		349,390
Administration expense		199,964		242,939
Other expenses		11,785		15,371
Total Expenses		**1,367,730**		**1,453,301**
Net Loss	**$**	**(139,178)**	**$**	**(1,151,603)**
Net loss attributable to the Partnership				
Limited Partners	$	(137,786)	$	(1,140,087)
General Partner		(1,392)		(11,516)
Net loss attributable to the Partnership	**$**	**(139,178)**	**$**	**(1,151,603)**
Weighted average number of limited partnership interests outstanding		810,989.49		458,105.11
Net loss attributable to Limited Partners per weighted average number of limited partnership interests outstanding	**$**	**(0.17)**	**$**	**(2.49)**

*The accompanying notes are an integral part of these consolidated financial statements.

Financial Statements

Consolidated Statement of Changes in Partners' Equity (audited)

For the Year Ended December 31, 2018

	LIMITED PARTNERSHIP INTERESTS	TOTAL EQUITY	GENERAL PARTNER	LIMITED PARTNERS
Balance, January 1, 2017	**332,548.10**	**$ 2,282,661**	**$ (3,049)**	**$ 2,285,710**
Partners' capital contributions	805,713.68	8,057,137	-	8,057,137
Offering expenses	-	(283,644)	-	(283,644)
Underwriting fees	-	(558,997)	-	(558,997)
Net Loss	**-**	**(1,151,603)**	**(11,516)**	**(1,140,087)**
Distributions to partners	-	(474,822)	(4,701)	(470,121)
Redemptions to partners	(961.54)	(9,750)	-	(9,750)
Balance, December 31, 2017	**1,137,300.24**	**7,860,982**	**(19,266)**	**7,880,248**
Partners' capital contributions	798,718.54	7,987,185	-	7,987,185
Offering expenses	-	(137,150)	-	(137,150)
Underwriting fees	-	(556,661)	-	(556,661)
Net Loss	**-**	**(139,178)**	**(1,392)**	**(137,786)**
Distributions to partners	-	(1,159,565)	(11,481)	(1,148,084)
Redemptions to partners	(536.84)	(4,885)	-	(4,885)
Balance, December 31, 2018	**1,935,481.94**	**$ 13,850,728**	**$ (32,139)**	**$ 13,882,867**

*The accompanying notes are an integral part of these consolidated financial statements.

Financial Statements

Consolidated Statement of Cash Flows (audited)	For the Year Ended December 31, 2018		For the Year Ended December 31, 2017	
CASH FLOWS FROM OPERATING ACTIVITIES:				
Net loss	**$**	**(139,178)**	**$**	**(1,151,603)**
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:				
Finance income		(862,809)		(81,709)
Accrued interest income		(246,133)		(110,274)
Depreciation		95,604		95,601
Change In Operating Assets And Liabilities:				
Minimum rents receivable		2,188,320		384,460
Accrued interest income		285,264		81,278
Other assets		27,713		(28,061)
Accounts payable and accrued liabilities		22,261		12,383
Deferred revenue		202,329		37,972
Funding liability for collateralized loans and leases		81,872		-
Net Cash Provided By (Used In) Operating Activities		**1,655,243**		**(759,953)**
CASH FLOWS FROM INVESTING ACTIVITIES:				
Purchase of finance leases		(7,351,452)		(1,408,092)
Cash paid for collateralized loans receivable		(8,797,245)		(4,291,715)
Cash received from collateralized loans receivable		3,446,855		440,380
Proceeds from sale of collateralized loans receivable		5,873,170		-
Net Cash Used In Investing Activities		**(6,828,672)**		**(5,259,427)**

*The accompanying notes are an integral part of these consolidated financial statements.

Financial Statements

Consolidated Statement of Cash Flows (audited) *(continued)*		For the Year Ended December 31, 2018		For the Year Ended December 31, 2017
CASH FLOWS FROM FINANCING ACTIVITIES:				
Repayments of loan payable		-		(1,000)
Cash received from Limited Partner capital contributions		7,892,150		7,745,849
Cash paid for Limited Partner distributions		(958,856)		(329,147)
Cash paid for Limited Partner redemptions		(4,885)		(9,750)
Cash paid for underwriting fees		(461,626)		(317,709)
Cash paid for offering costs		(137,150)		(283,644)
Net Cash Provided By Financing Activities		**6,329,633**		**6,804,599**
Net increase in cash and cash equivalents		1,156,204		785,219
Cash and cash equivalents, beginning of year		2,036,337		1,251,118
Cash and Cash Equivalents, End of Year	**$**	**3,192,541**	**$**	**2,036,337**
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:				
Units issued as underwriting fee discount	$	95,035	$	241,288
Distributions payable to General Partner	$	11,481	$	4,701
Distributions payable to Limited Partners	$	189,228	$	140,974

*The accompanying notes are an integral part of these consolidated financial statements.

Forward Looking Statements

This Annual Report on Form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (the "SEC"), all as may be amended from time to time, which are subject to the safe harbor created by those sections. Forward-looking statements are those that do not relate solely to historical fact and include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions.

These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by our General Partner and our Investment Manager. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions.

These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this Annual Report on Form 10-K, including the risks described in greater detail in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Item 7.

In addition, such statements could be affected by risks and uncertainties related to our ability to raise additional equity contributions, investment objectives, competition, government regulations and requirements, the ability to find suitable equipment transactions, as well as general industry and market conditions and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report.

Additional Information

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of the quarter or year, respectively. It contains financial statements, detailed sources and uses of cash, and explanatory notes. Please access these reports by:

Visiting: www.thearboretumgroup.com

Or

Visiting: www.sec.gov

Administration:

Registered Office
160 Greentree Drive, Suite 101
Dover, DE 19904

Registered Agent
National Registered Agents, Inc.

Investment Manager
Arboretum Investment Advisors, LLC
100 Arboretum Drive, Suite 105
Portsmouth, NH 03801

Auditor
Baker Tilly Virchow Krause, LLP
One Penn Plaza, Suite 3000
New York, NY 10119